Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2015 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Santiago Seage, Managing Director, and Francisco Martinez-Davis, Chief Financial Officer, each certifies that, to the best of his knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Abengoa Yield plc.

Date: February 25, 2016

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Managing Director

By:	/s/ Francisco Martinez-Davis
Name:	Francisco Martinez-Davis
Title:	Chief Financial Officer